Exhibit 1.2
PRICING AGREEMENT
August 2, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated August 2, 2010 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of shares of the Company’s common stock, par value $0.01 per share specified in Schedule I hereto (the “Firm Securities”) at the purchase price per share specified in Schedule II hereto. In addition, the Company proposes, subject to the terms and conditions stated in this Agreement and the Underwriting Agreement, to grant to the Underwriters the option, exerciseable solely for the purpose of covering over-allotments made in connection with the sale of the Firm Securities at any time not more than 30 days subsequent to the date of the Final Prospectus, to purchase all or less than all of the number of shares specified on Schedule II hereto as the “Optional Securities” at the purchase price per share to be paid for the Firm Securities.
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Firm Securities and the Optional Securities shall be considered Securities under the Underwriting Agreement. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Firm Securities is the “First Closing Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.
     If the Representatives give written notice to the Company at any time not more than 30 days subsequent to the date of the Final Prospectus, then, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the percentage of the total number of Optional Securities specified in such notice that equals the percentage set forth opposite such Underwriter’s name on Schedule I hereto (subject to adjustment by the Representatives to eliminate fractions). Optional Securities may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised at any time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. Each time for the delivery of and payment for the Optional Securities (each, an “Optional Closing Date”) may be the First Closing Date and each Optional Closing Date, if any, shall be considered a Closing Date under the Underwriting Agreement. Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

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Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature page to Common Stock Pricing Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:
MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:	/s/ Paul Brown
	Name:	Paul Brown
	Title:	Managing Director

[Signature page to Common Stock Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ David M. Platter
	Name:	David M. Platter
	Title:	Managing Director

[Signature page to Common Stock Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeffrey Mortara
	Name:	Jeffrey Mortara
	Title:	Managing Director

By:	/s/ Brad Miller
	Name:	Brad Miller
	Title:	Managing Director

[Signature page to Common Stock Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ David Noble
	Name:	David Noble
	Title:	Managing Director

[Signature page to Common Stock Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Michael B. Ostow
	Name:	Michael B. Ostow
	Title:	Managing Director

By:	/s/ Tushar Virmani
	Name:	Tushar Virmani
	Title:	Associate Director

[Signature page to Common Stock Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

[Signature page to Common Stock Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

	Number of Firm
	Securities to be	Percentage of
Underwriters	Purchased	Optional Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,024,825	16.03%
Credit Suisse Securities (USA) LLC	12,024,825	16.03%
Deutsche Bank Securities Inc.	12,024,825	16.03%
HSBC Securities (USA) Inc.	5,789,700	7.72%
UBS Securities LLC	5,789,700	7.72%
Wells Fargo Securities, LLC	5,789,700	7.72%
Sanford C. Bernstein & Co, LLC	777,475	1.04%
Macquarie Capital (USA) Inc.	777,475	1.04%
Sterne, Agee & Leach, Inc.	777,475	1.04%
BNP Paribas Securities Corp.	1,425,000	1.90%
RBS Securities Inc.	1,425,000	1.90%
SG Americas Securities, LLC	1,425,000	1.90%
Cowen and Company, LLC	1,087,500	1.45%
Daiwa Capital Markets America Inc.	1,087,500	1.45%
Dowling & Partners Securities, LLC	1,087,500	1.45%
PNC Capital Markets LLC	1,087,500	1.45%
Scotia Capital (USA) Inc.	1,087,500	1.45%
UniCredit Capital Markets, Inc.	1,087,500	1.45%
The Williams Capital Group, L.P.	990,750	1.32%
BNY Mellon Capital Markets, LLC	750,000	1.00%
Commerz Markets LLC	750,000	1.00%
Mitsubishi UFJ Securities (USA), Inc.	750,000	1.00%
Raymond James & Associates, Inc.	750,000	1.00%
Santander Investment Securities Inc.	750,000	1.00%
Loop Capital Markets LLC	495,000	0.65%
Blaylock Robert Van LLC	490,500	0.65%
Cabrera Capital Markets, LLC	490,500	0.65%
Guzman & Company	490,500	0.65%
Muriel Siebert & Co., Inc.	490,500	0.65%
Samuel A. Ramirez & Co., Inc.	490,500	0.65%
CastleOak Securities, L.P.	245,250	0.33%
MFR Securities, Inc.	245,250	0.33%
Toussaint Capital Partners, LLC	245,250	0.33%
Total	75,000,000	100.00%

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SCHEDULE II
TO PRICING AGREEMENT
Underwriting Agreement, dated August 2, 2010
Registration Statement No. 333-147180
INITIAL PRICE TO THE PUBLIC: $42.00
PURCHASE PRICE BY UNDERWRITERS: $40.92
NUMBER OF FIRM SECURITIES: 75,000,000
NUMBER OF OPTIONAL SECURITIES: 11,250,000
PARTIES TO LOCK-UP AGREEMENTS:
C. Robert Henrikson
Gwenn L. Carr
Kathleen Henkel
Steven A. Kandarian
Nicholas D. Latrenta
Maria R. Morris
William J. Mullaney
William J. Toppeta
William J. Wheeler
Sylvia Mathews Burwell
Eduardo Castro-Wright
Cheryl W. Grisé
R. Glenn Hubbard
John M. Keane
Alfred F. Kelly, Jr.
James M. Kilts
Catherine R. Kinney
Hugh B. Price
David Satcher, M.D.
Kenton J. Sicchitano
Lulu C. Wang
FIRST CLOSING DATE: August 6, 2010
TIME OF FIRST CLOSING: 10 A.M.
LOCATION OF FIRST CLOSING: the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022
REPRESENTATIVES: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC

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ADDRESSES FOR NOTICES, ETC.:
IF TO THE REPRESENTATIVES:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Attention: Syndicate Department (Facsimile: 646-855-3073), with a copy to:
ECM Legal (Facsimile: 212-230-8730)
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: ECM Syndicate Desk (Facsimile: 212-797-9344), with a copy to:
General Counsel (Facsimile: 212-797-4564)
IF TO THE COMPANY:
MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention: General Counsel

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